Exhibit 21.1

Entity Name	Entity Type	Domestic Jurisdiction	Formation Date
Al Ghurair Donnelley LLC [Less than 50% owned]	Corporation	United Arab Emirates	01/17/2007
Bowne International Ltd. [UK]	Limited Liability Company	England and Wales	12/04/1997
Bowne International, L.L.C.	Limited Liability Company	Delaware	01/28/1998
DFS International Holdings, Inc.	Corporation	Delaware	08/18/2016
Donnelley Financial Data Solutions Deutschland GmbH	Limited Liability Company	Frankfurt/Main	10/19/1995
Donnelley Financial Solutions Australia Pty Limited	Limited Liability Company	Victoria	04/01/2014
Donnelley Financial Solutions Belgium BVBA	Private Limited Liability Company	Belgium	12/20/2012
Donnelley Financial Solutions Canada Corporation	Corporation	Nova Scotia	05/24/2016
Donnelley Financial Solutions Canada Holdings ULC	Unlimited Company	Nova Scotia	05/24/2016
Donnelley Financial Solutions do Brasil Ltda.	Limited Liability Company	Brazil	12/13/2004
Donnelley Financial Solutions France Sarl	Limited Liability Company	France	01/17/1995
Donnelley Financial Solutions Group UK Limited	Public Limited Company	England and Wales	08/19/2016
Donnelley Financial Solutions Holdings UK Limited	Limited Liability Company	England	04/01/2016
Donnelley Financial Solutions Hong Kong Limited	Limited Liability Company	Hong Kong	11/24/1987
Donnelley Financial Solutions Ireland Limited	Limited Liability Company	Ireland	12/17/2008
Donnelley Financial Solutions Japan Inc	Corporation	Tokyo	04/14/1999
Donnelley Financial Solutions LLC [Russia]	Limited Liability Company	Republic of Tatarstan	11/23/2011
Donnelley Financial Solutions Luxembourg SARL	Limited Liability Company	Luxembourg	03/01/2002
Donnelley Financial Solutions Netherlands, B.V.	Limited Liability Company	Netherlands	05/10/2016
Donnelley Financial Solutions Poland sp. z o.o.	Limited Liability Company	Poland	03/27/2015
Donnelley Financial Solutions Russia LLC	Limited Liability Company	Moscow	01/01/1000
Donnelley Financial Solutions Singapore Pte. Ltd.	Limited Liability Company	Singapore	06/21/2011
Donnelley Financial Solutions Spain S.L.	Limited Liability Company	Spain	05/03/2016
Donnelley Financial Solutions UK Limited	Limited Liability Company	England and Wales	12/09/1991
Donnelley Financial Solutions, Inc.	Corporation	Delaware	02/22/2016
Donnelley Financial, LLC	Limited Liability Company	Delaware	06/19/1998
Donnelley Translation Services (Shanghai) Co., Ltd.	Limited Liability Company	China	01/01/1000
LATFIN Holdings, LLC	Limited Liability Company	Delaware	05/05/2016
Roman Financial Press (Holdings) Limited	Limited Liability Company	British Virgin Islands	02/12/2003
RR Donnelley International de Mexico, S.A. de C.V.	Corporation	Mexico	10/12/1994